                          BURLINGTON RESOURCES INC.
                        EARNINGS PER SHARE COMPUTATION
                                 EXHIBIT 11.1
                                 (UNAUDITED)



                                                                                            FIRST QUARTER
                                                                          -----------------------------------------------
                                                                                    1994                     1993
                                                                          ----------------------    ---------------------
                                                                          Earnings       Shares     Earnings       Shares
                                                                          --------      -------     --------      -------
                                                                              (In Thousands, Except per Share Amounts)
Primary earnings per common share:
   Net earnings available for common stock and
     weighted average number of common
     shares outstanding..............................................     $ 47,720      129,707     $ 45,861      129,087
   Stock options assumed exercised-net...............................         -             812         -           1,226
                                                                          --------      -------     --------      -------
   Total net earnings and primary common shares......................     $ 47,720      130,519     $ 45,861      130,313
                                                                          ========      =======     ========      =======
   Primary earnings per common share.................................     $   0.37                  $   0.35
                                                                          ========                  ========

Fully diluted earnings per common share:
   Net earnings available for common stock and
     weighted average number of common
     shares outstanding..............................................     $ 47,720      129,707     $ 45,861      129,087
   Stock options assumed excercised-net..............................         -             812         -           1,431
                                                                          --------      -------     --------      -------
   Total net earnings and fully diluted common shares................     $ 47,720      130,519     $ 45,861      130,518
                                                                          ========      =======     ========      =======
   Fully diluted earnings per common share...........................     $   0.37                  $   0.35
                                                                          ========                  ========
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